EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of the Schedule 13D to which this Joint Filing Agreement (this "AGREEMENT") is attached as an Exhibit and any amendments thereto. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date:    October 7, 2005

                                          KEN MILLER CAPITAL, LLC


                                          By: /s/ Ken Miller
                                              -----------------------------
                                              Name:  Ken Miller
                                              Title: President & CEO



                                          By: /s/ Ken Miller
                                              -----------------------------
                                              Ken Miller